UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2007

PLATO Learning, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20842	36-3660532
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10801 Nesbitt Avenue South, Bloomington, Minnesota		55437
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 5, 2007, we issued a press release, attached hereto as Exhibit 99.1, announcing that Larry Betterley will be leaving his position as Senior Vice President and Chief Financial Officer of PLATO Learning, Inc. ("the Company"). Robert Rueckl, the Company’s Vice President and Chief Accounting Officer, has been appointed as his replacement effective January 17, 2007.

Mr. Rueckl, age 45, has over 20 years of financial management experience. Prior to joining PLATO Learning, Inc. Mr. Rueckl held the positions of Executive Vice President and Chief Financial Officer, and Vice President, Controller at Zomax Incorporated, a publicly held supply chain services company. From 1996 to 2002, Mr. Rueckl held several senior finance positions within ADC Telecommunications Inc. Prior to ADC, Mr. Rueckl spent five years at Cray Research in several accounting and finance positions, and six years in the audit practice of KPMG. Mr. Rueckl is a Certified Public Accountant (Inactive) and holds an MBA in Finance from the University of St. Thomas in St. Paul, Minnesota.

As of the date of this filing, there have been no changes to the employment agreement between the Company and Mr. Rueckl which was filed as Exhibit 10.53 to the Company’s Form 10-Q filed on September 9, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 Press Release dated January 5, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATO Learning, Inc.

January 8, 2007	By:	Laurence L. Betterley

Name: Laurence L. Betterley
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 5, 2007